UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2006
Arlington Tankers Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-32343	98-0460376

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
First Floor, The Hayward Building
22 Bermudiana Road
Hamilton HM 11, Bermuda

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (441) 292-4456
Not applicable.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
SIGNATURE

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On July 11, 2006, Arlington Tankers Ltd. (the “Company”) notified the New York Stock Exchange (the “NYSE”) of a technical deficiency with respect to disclosure inadvertently omitted from the Company’s Proxy Statement that was filed with the Securities and Exchange Commission on April 18, 2006. The commentary to Section 303A.09 of the NYSE Listed Company Manual requires the Company to disclose in its annual proxy statement that the Company’s Corporate Governance Guidelines are posted on the Company’s website and that the Corporate Governance Guidelines are available in print to any shareholder who requests a copy. The Company’s Corporate Guidelines were in fact available on its website and in print form to any shareholder who requested a copy, but the Company inadvertently omitted this disclosure from its Proxy Statement.
On July 12, 2006, the Company received from the NYSE a letter advising the Company that such disclosure is required by corporate governance listing standard 303A.09 of the NYSE Listed Company Manual and that the Company could cure this inadvertent omission by filing a Current Report on Form 8-K containing the required disclosure.
The following is provided to cure the disclosure deficiency: The Company’s Corporate Governance Guidelines are posted on the Company’s website at www.arlingtontankers.com and are available in print to any shareholder who requests a copy.
The Company has been advised by the NYSE that by including the required disclosure in this Current Report on Form 8-K it has cured this deficiency. The Company will include this disclosure in future proxy statements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON TANKERS LTD.
Date: July 14, 2006	By:	/s/ Edward Terino
Edward Terino
Co-Chief Executive Officer and Chief Financial Officer